Exhibit (13) b.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ENACTED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 20-F of Komatsu Ltd. (the “Company”) for the period ended March 31, 2007 as filed with the Securities and Exchange Commission on July 5, 2007 as amended by this Form 20-F/A (Amendment No. 1) dated the date hereof (the “Report”), I, Kenji Kinoshita, Director, Senior Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. (s) 1350, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 19, 2007

By:	/s/ KENJI KINOSHITA
Kenji Kinoshita
Director, Senior Executive Officer and
Chief Financial Officer

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